UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 13, 2021

Two Rivers Water & Farming Company

(Exact name of registrant as specified in its charter)

Commission File No.: 000-51139

Colorado	13-4228144
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 3000, Denver	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 222-1000

129 E B Street, Pueblo Colorado, 81003

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Plans to Comply with Exchange Act Rule 15c2-11

The Company has resumed audit work with our previous auditor, M& K CPAs, PLLC, a full-service CPA firm based in Houston, TX that serves the audit & assurance, financial reporting and tax needs of growing micro and small-cap publicly traded companies across the U.S. and worldwide. Additionally, we have engaged professional services to complete the audit on an expedited basis.

We intend to become current with our filing as soon as possible and relist with OTCBB when it is completed. It is our Company’s current target to complete late filings before SEC rule 15c211 regarding Pink Sheet stocks would affect the company’s common stock listing, subject to completion of audit.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 13, 2021, titled “Two Rivers Water & Farming Company Plans to Comply with Exchange Ct Rule 15c2-11”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company
Dated: July 14, 2021
	By:	/s/ Greg Harrington
Greg Harrington, CEO/CFO